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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Western Micro Technology, Inc. on Form S-8 (File Nos. 33-64279, 33-60784, 33-39876 and 33-33582) of our reports dated February 2, 1996, on our audits of the consolidated financial statements and financial statement schedules of Western Micro Technology, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                              /s/ Coopers & Lybrand L.L.P.

                                  COOPERS & LYBRAND L.L.P.


San Jose, California
March 27, 1996